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                                                                    EXHIBIT 21.1


                               KOPIN CORPORATION

                       SUBSIDIARIES OF KOPIN CORPORATION

    The Registrant has the following wholly owned ("W") and majority owned subsidiaries ("M"):

 SUBSIDIARY            TYPE         STATE OF INCORPORATION      FISCAL YEAR END
-----------            ----         ----------------------      ---------------
VS Corporation          W                  Delaware               December 31